UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K
CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

February 20, 1997
(Date of Report)

Commission file number  1-8957

ALASKA AIR GROUP, INC.
(Exact name of registrant as specified in its charter)

           Delaware                    	91-1292054
(State or other jurisdiction of	    (I.R.S. Employer
incorporation or organization)	     Identification No.)

19300 Pacific Highway South, Seattle, Washington 98188
(Address of principal executive offices)
(206) 431-7040
(Registrant's telephone number)


ITEM 5.  Other Information

Change in Employee Profit Sharing Programs
Effective for 1997, Alaska Air Group, Inc.'s (Air Group's) principal subsidiaries, Alaska Airlines, Inc. (Alaska) and Horizon Air Industries, Inc. (Horizon), changed their employee profit sharing programs. Under the new programs, eligible Alaska employees will receive their pro rata share of 10% of Alaska's adjusted pre-tax profits and eligible Horizon employees will receive their pro rata share of 15% of Horizon's adjusted pre-tax profits. For both companies, employees must meet certain service requirements to be eligible. In addition, certain labor groups at Alaska either do not participate or participate at a reduced level. Also effective for 1997, employees will be able to invest their profit sharing
payouts in newly issued Air Group stock.   If employees choose to do so,
they will purchase the stock at a 15% discount from the market price and they will be required to hold the stock for two years.

Under the old programs, Alaska employees received 50% of adjusted pre-tax profits where such profits were between 5% and 10% of operating revenues and Horizon employees received 30% of adjusted pre-tax profits where such profits were in excess of 2% of operating revenues. The Company anticipates that profit sharing payouts will be less volatile under the new programs.

Signature
Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

         ALASKA AIR GROUP, INC.
Registrant

Date:  February 20, 1997


/s/ Harry G. Lehr
Harry G. Lehr
Senior Vice President/Finance
(Principal Financial Officer)